UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2011

Lender Processing Services, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34005	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

Washington Mutual Receivership Proceeding

As was previously disclosed in the Company’s Report on Form 8-K filed on May 10, 2011, the Company was named in a complaint filed by the Federal Deposit Insurance Corporation (“FDIC”), in its capacity as Receiver for Washington Mutual Bank (“WAMU”) on May 9, 2011 in the U.S. District Court for the Central District of California to recover alleged losses of approximately $154,529,000. The FDIC’s complaint alleged that these losses were the direct and proximate result of the defendants’ breach of contract with WAMU and alleged gross negligence of the defendants with respect to the provision of certain appraisal services. On November 2, 2011, the court issued an order limiting the FDIC’s claims to breach of the contract and granting the Company’s Motion to Dismiss the FDIC’s claims of gross negligence, alter ego, single business enterprise and joint venture claims. With respect to the limited remaining breach of contract claim, the Company maintains that the Appraisal Outsourcing Services Agreement between LSI and WAMU clearly specifies a $10,000 per claim limitation of liability. The Company is confident that it will ultimately prevail on any remaining breach of contract claim.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.

Date: November 3, 2011	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer